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                                EXHIBIT 24

                         LIMITED POWER OF ATTORNEY

          The undersigned, in his or her capacity as a director or officer, or both, as the case may be, of Dakota Telecommunications Group, Inc., (the "Company"), does hereby appoint THOMAS W. HERTZ and CRAIG A. ANDERSON, and either of them, his or her attorney or attorneys with full power of substitution to execute in his or her name, in his or her capacity as a director or officer, as the case may be, of the Company, (1) a Form S-8 Registration Statement for the registration of shares of the Company's Common Stock to be granted to outside directors of the Company on their fifth anniversary of service as outside directors of the Company; (2) a Form S-8 Registration Statement for the registration of shares of the Company's Common Stock subject to options held by Thomas W. Hertz and Craig
A. Anderson; (3) such other Form S-8 Registration Statements as the company may from time to time file in the future pursuant to resolutions duly adopted by the Board of Directors of the Company; any and all pre-effective or post-effective amendments to such Registration Statements; and to file the same with all exhibits thereto and all other documents in connection therewith the Securities and Exchange Commission.


Dated November 25, 1997.

                              /s/James H. Jibben
                              James H. Jibben

                              /s/John A. Schaefer
                              John A. Schaefer

                              /s/Jeffrey Parker
                              Jeffrey Parker

                              /s/Dale Q. Bye
                              Dale Q. Bye

                              /s/Edward D. Christensen, Jr.
                              Edward D. Christensen, Jr.

                              /s/Ross L. Benson
                              Ross L. Benson

                              /s/John (Jack) A. Roth
                              John (Jack) A. Roth

                              /s/Palmer O. Larson
                              Palmer O. Larson

                              /s/Jeffrey J. Goeman
                              Jeffrey J. Goeman